Exhibit 10.1

                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of September 5, 2004 (the "Effective Date") between BILL Mossa, an individual with a residence at __________________ (the "EXECUTIVE"), and TEN Sales, Inc. ("TEN SALES"), a wholly owned subsidiary of Colorado Satellite Broadcasting, Inc. ("CSB"), which is a wholly owned subsidiary of New Frontier Media Inc. ("NEW FRONTIER"), all Colorado corporations with offices at 7007 Winchester Circle, Suite 200, Boulder, Colorado, recites and provides as follows:

         WHEREAS, TEN SALES desires to retain the services of Executive, and Executive desires to be employed by TEN SALES, all on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, TEN SALES and Executive agree as follows:

         1. EMPLOYMENT PERIOD. TEN SALES hereby agrees to employ Executive, and Executive hereby agrees to accept employment by TEN SALES, in accordance with the terms and provisions of this Agreement, for the period commencing on the Effective Date and ending at midnight on August 31, 2006 (the "Employment Period").

2. TERMS OF EMPLOYMENT.

                  A. POSITION AND DUTIES.

                           (i) During the Employment Period, Executive shall
perform such duties, and have such title, as TEN SALES in its sole discretion, shall determine.

                           (ii) During the Employment Period, Executive agrees
to devote his full-time attention to the business and affairs of TEN SALES. Executive's employment under this Agreement shall be Executive's exclusive employment during the term of this Agreement.

                  B. COMPENSATION.

                           (i) Base Salary. During the Employment Period,
Executive shall receive a base salary ("Base Salary"), which shall be paid in equal installments on a biweekly basis, at the rate of One Hundred Sixty Thousand Dollars ($160,000.00) per annum.

                           (ii) Commission. In addition to Executive's Base
Salary, Executive shall be entitled to participate in TEN SALES' current sales commission program in effect as of the Effective Date (the "Sales Commission Program"). The Sales Commission Program shall remain in effect during the Employment Period; provided, however TEN SALES may modify the Sales Commission Program, which modification will be in effect for the second year of the Employment Period, by providing Executive with at least 60 days' prior written notice of the first anniversary of the Effective Date.

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                           (iii) Expenses. During the Employment Period,
Executive shall be entitled to receive reimbursement for all employment-related expenses incurred by Executive in accordance with the policies, practices and procedures of TEN SALES as in effect generally from time to time after the Effective Date with respect to other employees within TEN SALES.

                           (iv) Vacation. During the Employment Period,
Executive shall be entitled to paid annual vacation, in accordance with the policies, programs and practices of TEN SALES, which are in effect generally from time to time after the Effective Date with respect to other employees within TEN SALES.

                           (v) Paid Time Off. During the Employment Period,
Executive shall be entitled to paid time off in accordance with the policies, programs and practices of TEN SALES, which are in effect generally from time to time after the Effective Date with respect to other within TEN SALES.

                           (vi) Car Allowance. During the Employment Period,
Executive shall be entitled to a car allowance of $500 per month, in accordance with TEN SALES' car allowance policy, in lieu of expenses associated with the operation of his automobile.

                           (vii) Other Benefits. During the Employment Period,
Executive shall be entitled to such health insurance and other benefits, in accordance with the policies, programs and practices of TEN SALES which are in effect from time to time after the Effective Date with respect to other employees at within TEN SALES.


                           (viii) Relationship Subsequent to this Agreement. On
or before the end of the Employment Period, TEN SALES and Executive shall address the subject of a new or extended employment agreement to take effect upon the expiration of this Agreement. If the parties do not execute a new written agreement upon the expiration of this Agreement, but the parties are negotiating a new agreement in good-faith, Executive shall be paid the base salary as outlined within this Agreement in regular bi-weekly installments.

         3. EARLY TERMINATION OF EMPLOYMENT.

                  A. DEATH OR DISABILITY. Executive's employment shall terminate automatically upon the death of Executive. Executive's employment may be terminated upon the reasonable and good faith determination of the TEN SALES that Executive is disabled. For purposes of this Agreement, Executive shall be deemed "disabled" if he is unable, as a result of incapacity due to mental or physical condition or illness, to perform the material functions of his job, even with reasonable accommodation, for a total of 90 days out of any 6 month period.

                  B. CAUSE. TEN SALES may terminate Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean and be limited to (i) the conviction of Executive for committing an act of fraud, embezzlement, theft or other act constituting a crime, or the guilty or nolo contendere plea of Executive to such a crime; (ii) fraudulent conduct or an act of dishonesty or breach of trust on the part of Executive in connection with TEN SALES' business or the business of its parent corporation or any of its subsidiaries; (iii) material violation of any TEN SALES policy instituted to protect TEN SALES or its employees; (iv) material failure, neglect, or refusal by Executive properly to discharge, perform or observe any or all of Executive's job duties, provided Executive has been given written notice of such failure, neglect or refusal, and has not cured such within 10 days thereafter; (v) material breach of any of the representations, warranties or covenants set forth in this Agreement.

                  C. WITHOUT CAUSE. TEN SALES may terminate Executive's employment at any time during the Employment Period without cause.

         In the event that TEN SALES (i) terminates Executive's employment without cause, or (ii) otherwise materially breaches this Agreement, then TEN SALES shall honor its payment obligations to Executive, Executive shall not be required to provide further services to TEN SALES under this Agreement, and Executive shall be free to seek employment subject to Executive's obligations of non-solicitation and non-competition as provided in Section 6 below. However, in the event that Executive becomes employed elsewhere during the Employment Period, his compensation from such other employment shall be applied toward the mitigation of TEN SALES' payment obligations hereunder.

                  D. NOTICE OF TERMINATION. Any termination (whether based on disability, with cause or without cause) shall be communicated by a written Notice of Termination to the other party, and may be sent via first class mail, facsimile transmission, email or personal delivery.

                  E. DATE OF TERMINATION. "Date of Termination" shall mean: (i) the date of transmission of the Notice of Termination by facsimile, email or personal delivery, or (ii) three calendar days after the date of mailing by first class mail, or (iii) if Executive's employment is terminated by reason of Executive's death, the Date of Termination shall be the date of death of Executive.

         4. OBLIGATIONS OF TEN SALES UPON EARLY TERMINATION.

                  A. WITHOUT CAUSE. If during the Employment Period, TEN SALES shall terminate Executive's employment without cause, then TEN SALES shall provide to Executive the following:

                            (i) TEN SALES shall pay to Executive, within thirty
days after the Date of Termination, any accrued base salary, vacation pay, expense reimbursement, Sales Commission Program payment accrued up to the Date of Termination, and any other entitlements accrued up to the Date of Termination by Executive under Section 2(B), to the extent not previously paid (the sum of the amounts described in this subsection shall be hereinafter referred to as the "Accrued Obligations").

                           (ii) TEN SALES shall continue to pay to Executive, in
regular bi-weekly installments, Executive's Base
Salary under the Agreement for the duration of the Employment Period. If Executive commences employment with another employer, or if Executive engages in other work for compensation, then TEN SALES' obligation to pay bi-weekly Base Salary installments shall be reduced or eliminated to the extent Executive receives compensation from the other employer or work.

                           (iii) TEN SALES shall continue to provide benefits to
Executive at least equal to those which would have been provided to him in accordance with the plans, programs, practices and policies which are generally applicable to other employees within TEN SALES, for the duration of the Employment Period. If Executive commences employment with another employer and is eligible to receive medical or other welfare benefits under another employer-provider plan, the medical and other welfare benefits to be provided by TEN SALES as described herein shall terminate.

                  B. DEATH. If Executive's employment is terminated by reason of the death of Executive during the Employment Period, this Agreement shall terminate without further obligation by TEN SALES to Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations (which shall be paid to Executive's estate or beneficiary, as applicable, in a lump sum in cash within thirty days after the Date of Termination).

                  C. CAUSE. If Executive's employment shall be terminated for Cause, then TEN SALES shall have not further obligations to Executive under this Agreement whatsoever. TEN SALES shall pay to Executive, within thirty days after the Date of Termination, any Accrued Obligations.

                  D. RESIGNATION. If Executive resigns his employment with TEN SALES, then TEN SALES shall have no further obligation to Executive under this Agreement whatsoever.

                  E. DISABILITY. If Executive's employment shall be terminated by reason of Executive's Disability during the Employment Period, then TEN SALES shall have no further obligation to Executive under this Agreement whatsoever, other than for payment of Accrued Obligations. Accrued Obligations shall be paid to Executive in a lump sum in cash within thirty days after the Date of Termination.

         5. CONFIDENTIAL INFORMATION.

                  A. CONFIDENTIAL INFORMATION. As used in this Agreement, "Confidential Information" includes, without limitation, design information, manufacturing information, business, financial, and technical information, sales and processing information, product information, customer lists, vendors, vendor lists, pricing information, corporation and, corporation and personal business opportunities, software, computer disks or files, or any other electronic information of any kind, Rolodex cards or other lists of names, addresses or telephone numbers, financial information, projects, potential projects, current projects, projects in development and future projects, forecasts, plans, contracts, releases, and other documents, materials, writings or information, including those which are prepared, developed or created by Executive, or which come into the possession of Executive by any means or manner, and which relate directly or indirectly to TEN SALES or any of its owners, predecessors, successors, subsidiaries, affiliates, parents, and its shareholder, directors and officers (all of the above collectively referred to as "Confidential Information"). Confidential Information includes information developed by Executive in the course of Executive's services for TEN SALES, as well as other Confidential Information to which Executive may have access in connection with Executive's services. Confidential Information also includes the confidential information of other individuals or entities with which TEN SALES has a business relationship. Confidential Information shall not include any information (a) which is in the public domain or which enters the public domain through no act of omission of Executive or (b) which was in the possession of Executive prior to the commencement of his employment with TEN SALES. For purposes of this
Section 5, the term "TEN SALES" shall include all of its predecessors, subsidiaries, affiliates, parent corporations, and subsidiaries and affiliates of its parent corporation.

                  B. DUTY OF CONFIDENTIALITY. Executive will maintain in confidence and will not, directly or indirectly, disclose or use (or allow others working with or related to Executive to disclose or use), either during or for a period of 5 years after the Employment Period, any Confidential Information belonging to TEN SALES, whether in oral, written, electronic or permanent form, except solely to the extent necessary to perform services on behalf of TEN SALES. Upon termination of this Agreement, or at the request of TEN SALES prior to its termination, Executive shall deliver forthwith to TEN SALES all original Confidential Information (and all copies thereof) in Executive's possession or control belonging to TEN SALES and all tangible items embodying or containing Confidential Information.

                  C. DOCUMENTS, RECORDS, ETC. All documents, records, data, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to Executive by TEN SALES or are produced by Executive in connection with Executive's services will be and remain the sole property of TEN SALES. Executive will return to TEN SALES forthwith all such materials and property upon the termination of this Agreement or sooner if requested by TEN SALES.

                  D. ASSIGNMENT OF RIGHTS. Executive shall make full and prompt disclosure to TEN SALES of any and all designs, intellectual property, software, inventions, discoveries, or improvements (individually and collectively, "Inventions") made by Executive as a result or product of his employment relationship with TEN SALES. Executive hereby assigns to TEN SALES without additional compensation the entire worldwide right, title and interest in and to such Inventions, and related intellectual property rights and without limitation all copyrights, copyright renewals or reversions, trademarks, trade names, trade dress rights, industrial design, industrial model, inventions, priority rights, patent rights, patent applications, patents, design patents and any other rights or protections in connection therewith or related thereto, for exploitation in any form or medium, of any kind or nature whatsoever, whether now known or hereafter devised. To the extent that any work created by Executive can be a work for hire pursuant to U.S. Copyright Law, the parties deem such work a work for hire and Executive should be considered the author thereof. Executive shall, at the request of TEN SALES, without additional compensation from time to time execute, acknowledge and deliver to TEN SALES such instruments and documents as TEN SALES may require to perfect, transfer and vest in TEN SALES the entire right, title and interest in and to such inventions. In the event that Executive does not timely perform such obligations, Executive hereby makes TEN SALES and its officers his attorney in fact and gives them the power of attorney to perform such obligations and to execute such documents on Executive's behalf. Executive shall cooperate with TEN SALES upon TEN SALES' request and at TEN SALES' cost but without additional compensation in the preparation and prosecution of patent, trademark, industrial design and model, and copyright applications worldwide for protection of rights to any Inventions.

                  E. INJUNCTIVE RELIEF. Executive acknowledges that a violation or attempted violation on Executive's part of any agreement in this Section 5 may cause irreparable damage to TEN SALES, and accordingly, Executive agrees that TEN SALES shall be entitled as a manner of right to an injunction from any court of competent jurisdiction restraining any violation or further violation of such agreement by Executive; such right to an injunction, however, shall be cumulative and in addition to whatever other remedies that TEN SALES may have. Terms and agreements set forth in this Section 5 shall survive the expiration or termination of this Agreement for any reason. The existence of any claim of Executive, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by TEN SALES of the covenants contained in this Agreement.
E:\FORM 8K Mossa.DOC

         6. NON-COMPETE; NON-SOLICITATION

                  A. NON-COMPETE. For the consideration provided by TEN SALES under this Agreement, including but not limited to TEN SALES payment of the Base Salary throughout the Employment Period in the event of any termination without Cause, the receipt and sufficiency of which is hereby acknowledged by the parties, except as is set forth below, for a period commencing on the Effective Date and ending on the first anniversary of the end of the Employment Period, (the "Non-Competition Period"), Executive shall not: (i) directly or indirectly, either for himself or any other person, permit his name to be used by, act as consultant or advisor, with respect to services related to the promotion and distribution of adult programming content in the United States (alone or in association with any person, firm, corporation or other business organization) whether such adult programming content is promoted or distributed by means now known or hereafter discovered including but not limited to the Internet, satellite systems, cable systems and/or stand alone systems, or, (ii) without limiting the foregoing, directly or indirectly, either for himself or any other person, own, manage, control, materially participate in, invest in, permit his name to be used by, act as consultant or advisor to, or render material services for (alone or in association with any person, firm, corporation or other business organization) or otherwise assist in any manner in any business which is a competitor of TEN SALES' business in the United States at the date that Executive ceases to be employed by TEN SALES (collectively, a "Competitor"); provided, however, that the restrictions set forth above shall terminate (i) immediately and shall be of no further force or effect in the event of a material default by TEN SALES of the performance of any of its material obligations hereunder, which default is not cured within ten (10) days after notice thereof or (ii) on the date of TEN SALES' last payment to Executive in the event of TEN SALES' termination of Executive without Cause, as provided in the obligations of TEN SALES in Section 4(A) above. Nothing herein shall prohibit Executive from being a passive owner of not more than five percent (5%) of the equity securities of a publicly-traded enterprise which is a competitor of a substantial portion of TEN SALES' business, so long as he has no active participation in the business of such enterprise. For purposes of this Section 6, the term "TEN SALES" shall include its affiliates, its parent corporations and its parent corporations' subsidiaries

                  B. NON-SOLICITATION. During the Non-Competition Period, Executive shall not, directly or indirectly, (i) induce or attempt to induce or aid others in inducing anyone working at TEN SALES to cease working at TEN SALES, or in any way interfere with the relationship between TEN SALES and anyone working at TEN SALES except in the proper exercise of Executive's authority or (ii) in any way interfere with the relationship between TEN SALES and any customer, supplier, licensee or other business relation of TEN SALES.

                  C. SCOPE. Executive agrees that the duration, scope and manner of the restrictions stated in this Section are reasonable and necessary given the nature of TEN SALES' business. If, at the time of enforcement of this
Section 6, a court shall hold that the duration, scope, area or other restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, area or other restrictions reasonable under such circumstances shall be substituted for the stated duration, scope, area or other restrictions.

                  D. INDEPENDENT AGREEMENT. The covenants made in this Section 6 shall be construed as an agreement independent of any other provisions of this Agreement, and shall survive the termination of this Agreement. Moreover, the existence of any claim or cause of action of Executive against TEN SALES, whether or not predicated upon the terms of this Agreement, shall not constitute a defense to the enforcement of these covenants.

         7.       ARBITRATION.

         No dispute between TEN SALES (or any of its officers, directors, employees, subsidiaries, affiliates or parent corporation) and Executive, which is in any way related to the employment of Executive (including but not limited to claims of wrongful termination; racial, sexual or other discrimination or harassment; defamation; and other employment-related claims or allegations) shall be the subject of a lawsuit filed in state or federal court. Instead, any such dispute shall be submitted to binding arbitration before the American Arbitration Association ("AAA") or any other individual or organization on which the parties agree or which a court may appoint.1 It is understood that both sides are hereby waiving the right to a jury trial.


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1 Notwithstanding the above, either New Frontier or Executive may file with an appropriate state or federal court a claim for injunctive relief in any case where the filing party seeks provisional injunctive relief or where permanent injunctive relief is not available in arbitration. The filing of a claim for injunctive relief in state or federal court shall not allow either party to raise any other claim outside of arbitration.

         The arbitration shall be initiated in Boulder, Colorado and shall be administered by AAA under its commercial arbitration rules before a single arbitrator that shall be mutually agreed upon by the parties hereto. If the parties cannot agree on a single arbitrator, then an arbitrator shall be selected in accordance with the rules of AAA. The arbitration must be filed within six months of the act or omission which gives rise to the claim. Each party shall be entitled to take any discovery as is permitted by the Arbitrator. In determining the extent of discovery, the Arbitrator shall exercise discretion, but shall consider the expense of the desired discovery and the importance of the discovery to a just adjudication.

         The Arbitrator shall render an award which conforms to the facts, as supported by competent evidence (except that the Arbitrator may accept written declarations under penalty of perjury, in addition to live testimony), and the law as it would be applied by a court sitting in the state of Colorado. The cost of arbitration shall be advanced equally by the parties; however, the Arbitrator shall have the power, in his discretion, to award some or all of the costs of arbitration and reasonable attorneys' fees to the prevailing party. Any party may apply to a court of competent jurisdiction for entry of judgment on the arbitration award.

         8. NO CONFLICTING OBLIGATIONS OF EXECUTIVE.

           Executive represents and warrants that he is not subject to any duties or restrictions under any prior agreement with any previous employer or other person or entity, and that he has no rights or obligations which may conflict with the interests of TEN SALES or with the performance of Executive's duties and obligations under this Agreement. Executive agrees to notify TEN SALES immediately if any such conflicts occur in the future.

         9.       SUCCESSORS.

                  A. This Agreement is personal to Executive and shall not be assignable by Executive.

                  B. This Agreement shall inure to the benefit of TEN SALES and its successors and assigns. Upon written approval by Executive, TEN SALES may assign this Agreement to any successor or affiliated entity, subsidiary, sibling, or parent company.

         10.      MISCELLANEOUS

                  A. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without reference to the principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement contains the full and complete understanding between the parties hereto and supersedes all prior understandings, whether written or oral pertaining to the subject matter hereof. This Agreement may not be amended or modified otherwise than by written agreement executed by Executive and by the designated representative of the Board.

                  B. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by facsimile, or by email, or by hand delivery to such address as either party shall have furnished to the other in writing in accordance herewith.

                  C. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  D. TEN SALES may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  E. The failure of either party to insist upon strict compliance with any provision of this Agreement, or the failure to assert any right either party may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  IN WITNESS WHEREOF, Executive has hereunto set Executive's hand, and TEN SALES has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

TEN SALES, INC.                               EXECUTIVE
a Colorado corporation


By:      /s/ Ken Boenish                      By:      /s/ Bill Mossa
     ------------------------                 --------------------------------
Name:  Ken Boenish, President                 Name:  Bill Mossa